Exhibit 99.1

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of PolyDyn3, LLC

ELKHART, IN – September 8, 2014 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Elkhart, Indiana-based PolyDyn3, LLC (“PolyDyn3”). PolyDyn3 is a custom fabricator of simulated wood and stone products such as headboards, fireplaces, ceiling medallions, columns and trims, for the recreational vehicle (“RV”) market. The Company projects PolyDyn3’s 2014 annual revenues to be approximately $2.5 million and expects the acquisition to be accretive to 2015 net income per share.

“PolyDyn3 and its custom-built simulated wood and stone products lines have numerous interior and exterior applications in the RV market and are a natural fit with Patrick’s existing RV businesses,” said Todd Cleveland, President and Chief Executive Officer of Patrick. “The acquisition will afford us the opportunity to bring in-house new production capabilities and product lines that we previously represented through one of our distribution business units, and gain additional penetration in the RV market sector. Additionally, the acquisition of PolyDyn3 supports our strategic initiatives driven towards our goal of continually adding value to our customers in terms of innovation, price, flexibility and product offering.”

The net purchase price for PolyDyn3 of approximately $1.3 million was funded under the Company’s existing credit facility. Patrick will continue to operate the business on a stand-alone basis under the PolyDyn3 brand name in its existing facility.

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 10 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, interior passage doors, exterior graphics and RV painting, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics, wiring, electrical and plumbing products, cement siding, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed residential and manufactured homes, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company’s core businesses, the ability to effectively manage the costs and the implementation of the new enterprise resource management system, the successful integration of acquisitions, stock price fluctuations, interest rates, oil and gasoline prices, the outcome of litigation, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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